                                                                    Exhibit 99.1

Investor Contact
John Pitt
Instinet Group Incorporated
212 310 7481
john.pitt@instinet.com

Media Contact
Stephen Austin
Instinet Group Incorporated
212 231 5331
stephen.austin@instinet.com


                     INSTINET GROUP BOARD ELECTS NEW MEMBER

NEW YORK, April 8, 2004 - Instinet Group Incorporated (Nasdaq: INGP) today announced the election of Margaret M. Eisen to Instinet Group's Board of Directors, effective May 19, 2004. At age 50, Ms. Eisen is Chief Investment Officer of EAM International, LLC, a provider of corporate finance and asset management services. Previously she was Managing Director of DeGuardiola Advisors, Managing Director of North American Equities at General Motors Asset Management, and Director of Worldwide Pension Investments for DuPont Asset Management.

"I am delighted that Peggy has decided to join us. We will greatly benefit from her considerable background in financial services," said Ian Strachan, Chairman of Instinet Group's Board of Directors. "As someone with vast experience in financial services and as a member of numerous other executive boards, Peggy will prove to be a valuable asset for Instinet."

Ms. Eisen currently serves as a Director of Antigenics Corporation (Nasdaq:
AGEN), Chairperson of the Compensation Committee and a Member of the Audit Committee. She is a Member of the Board of Trustees of the Acorn Family of mutual funds of Wanger Asset Management and a Trustee of the Lehman Brothers/First Trust Income Opportunity Fund and the Lehman Liquid Assets Trust, as well as a Director of Global Financial Group and a Member of the Investment Committee of the Board of Trustees of Smith College.

Separately, Mark Nienstedt resigned from Instinet's Board of Directors, effective May 19, 2004. Mr. Nienstedt will remain an employee of Instinet Group, acting as an advisor to both senior management and the Board. Mr. Nienstedt had earlier served as acting President and Chief Executive Officer, following his role as Chief Financial Officer for Instinet Group.

"Mark has played a key role on the Board, and as part of our senior management for over 18 years, working to build and strengthen Instinet's business, and I thank him for his significant contributions," said Mr. Strachan.

About Instinet

Group Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Instinet Group is part of the Reuters family of companies.

Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including NASDAQ, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security. While Instinet believes the information contained herein is reliable, we do not guarantee its accuracy, and it may be incomplete or condensed. These statements speak only as of this news release and Instinet undertakes no obligation to update publicly any of the information contained herein, in light of new information or future events.

(C) 2004 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Inet ATS, Inc., member NASD/NSX/SIPC, is a subsidiary of Instinet Group Incorporated. Instinet, LLC, member NASD/SIPC, is a subsidiary of Instinet Group Incorporated.